STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
OF THE OIL AND GAS PROPERTIES PURCHASED BY
ENERGY XXI, INC. FROM MITENERGY UPSTREAM, LLC
FOR THE TWELVE MONTHS ENDED JUNE 30, 2009, 2008 AND 2007
AND THE THREE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
OF THE OIL AND GAS PROPERTIES PURCHASED BY
ENERGY XXI, INC. FROM MITENERGY UPSTREAM, LLC
FOR THE TWELVE MONTHS ENDED JUNE 30, 2009, 2008 AND 2007
AND THE THREE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Energy XXI (Bermuda) Limited:

We have audited the accompanying statements of revenues and direct operating expenses of the oil and gas properties purchased by Energy XXI, Inc., an indirect wholly owned subsidiary of Energy XXI (Bermuda) Limited, from MitEnergy Upstream, LLC (the “Company”) for each of the fiscal twelve month periods in the three-year period ended June 30, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting of the oil and gas properties purchased by Energy XXI, Inc. from MitEnergy Upstream, LLC. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Energy XXI (Bermuda) Limited’s Form 8-K and is not intended to be a complete financial presentation of the properties described above.

In our opinion, the financial statements referred to above present fairly, in all material respects, the revenues and direct operating expenses of the oil and gas properties purchased by Energy XXI, Inc. from MitEnergy Upstream, LLC for each of the fiscal twelve month periods in the three-year period ended June 30, 2009, in conformity with accounting principles generally accepted in the United States.

/s/ UHY LLP

Houston, Texas
November 25, 2009

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
OF THE OIL AND GAS PROPERTIES PURCHASED BY
ENERGY XXI, INC. FROM MITENERGY UPSTREAM, LLC
(In thousands)

	Three Months Ended September 30,		Twelve Months Ended June 30,
	2009	2008	2009	2008	2007
	(Unaudited)
REVENUES	$31,132	$77,415	$161,871	$272,029	$134,222
DIRECT OPERATING EXPENSES	6,735	13,982	71,062	56,235	41,337
EXCESS OF REVENUES OVER DIRECT OPERATING EXPENSES	$24,397	$63,433	$90,809	$215,794	$92,885

See accompanying Notes to Statements of Revenues and Direct Operating Expenses

NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
OF THE OIL AND GAS PROPERTIES PURCHASED BY
ENERGY XXI, INC. FROM MITENERGY UPSTREAM, LLC

NOTE 1 — BASIS OF PRESENTATION

On November 20, 2009 Energy XXI, Inc. (the “Company”), an indirect wholly-owned subsidiary of Energy XXI (Bermuda) Limited, signed an agreement to acquire from MitEnergy Upstream LLC (“MitEnergy”) certain offshore oil and gas properties located in the Gulf of Mexico near Louisiana and Texas (the “Properties”) as defined in the Purchase and Sale Agreement between the Company and MitEnergy for approximately $283.0 million, subject to normal closing adjustments, with an effective date of July 1, 2009. The accompanying statements of revenues and direct operating expenses relate to the operations of the oil and gas properties to be acquired by the Company.

The statements of revenues and direct operating expenses associated with the Properties were derived from the MitEnergy accounting records. During the years presented, the Properties were not accounted for or operated as a consolidated entity or as a separate division by MitEnergy. Revenues and direct operating expenses for the Properties included in the accompanying statements represent the net collective working and revenue interests to be acquired by the Company on the accrual basis of accounting. The revenues and direct operating expenses presented herein relate only to the interests in the producing oil and natural gas properties which will be acquired and do not represent all of the oil and natural gas operations of MitEnergy, other owners, or other third party working interest owners. Direct operating expenses include lease operating expenses and production and other related taxes. General and administrative expenses, depreciation, depletion and amortization (“DD&A”) of oil and gas properties and federal and state taxes have been excluded from direct operating expenses in the accompanying statements of revenues and direct operating expenses because the allocation of certain expenses would be arbitrary and would not be indicative of what such costs would have been had the Properties been operated as a stand alone entity. MitEnergy accounted for the Properties under the successful efforts method of accounting for oil and gas activities while the Company uses the full cost method. Accordingly, exploration expenses and dry hole costs are not applicable to this presentation. Full separate financial statements prepared in accordance with accounting principles generally accepted in the United States of America do not exist for the Properties and are not practicable to prepare in these circumstances. The statements of revenues and direct operating expenses presented are not indicative of the results of operations of the Properties on a go forward basis due to changes in the business and the omission of various operating expenses.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates:  The preparation of the statements of revenues and direct operating expenses for MitEnergy in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting periods. Although these estimates are based on management’s best available knowledge of current and future events, actual results could be different from those estimates.

Revenue Recognition:  Revenues are recognized for oil and natural gas sales under the sales method of accounting. Under this method, revenues are recognized on production as it is taken and delivered to its purchasers. The volumes sold may be more or less than the volumes entitled to, based on the owner’s net interest in the Properties. These differences result from production imbalances, which are not significant, and are reflected as adjustments to proved reserves and future cash flows in the unaudited supplementary oil and gas information included herein.

NOTE 3 — SUPPLEMENTARY OIL AND GAS INFORMATION — (UNAUDITED)

Estimated Net Quantities of Oil and Natural Gas Reserves

The following estimates of the net proved oil and natural gas reserves of the Properties, which are located entirely within the United States of America, are based on evaluations prepared by third-party reservoir engineers. Reserves were estimated in accordance with guidelines established by the SEC and the Financial Accounting Standards Board (“FASB”), which require that reserve estimates be prepared under

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NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
OF THE OIL AND GAS PROPERTIES PURCHASED BY
ENERGY XXI, INC. FROM MITENERGY UPSTREAM, LLC

NOTE 3 — SUPPLEMENTARY OIL AND GAS INFORMATION — (UNAUDITED)  – (continued)

existing economic and operating conditions with no provisions for price and cost changes except by contractual arrangements. Reserve estimates are inherently imprecise and estimates of new discoveries are more imprecise than those of producing oil and gas properties. Accordingly, reserve estimates are expected to change as additional performance data becomes available.

Estimated quantities of proved domestic oil and gas reserves and changes in quantities of proved developed and undeveloped reserves in thousands of barrels (“MBbls”), million cubic feet (“MMcf”) and thousand barrels of oil equivalent (“MBOE”) were as follows:

	Crude Oil (MBbls)	Natural Ga s (MMcf)	Total (MBOE)
Proved reserves at June 30, 2006	15,834	37,728	22,122
Production	(1,634)	(5,036)	(2,473)
Extensions and discoveries	392	120	412
Revisions of previous estimates	65	558	157
Proved reserves at June 30, 2007	14,657	33,370	20,218
Production	(2,362)	(5,026)	(3,201)
Extensions and discoveries	78	420	148
Revisions of previous estimates	3,079	4,157	3,773
Proved reserves at June 30, 2008	15,452	32,921	20,938
Production	(2,140)	(2,675)	(2,586)
Extensions and discoveries	4	34	10
Revisions of previous estimates	4,346	1,530	4,601
Proved reserves at June 30, 2009	17,662	31,810	22,963
Proved developed reserves:
June 30, 2006	12,272	27,731	16,894
June 30, 2007	11,095	23,373	14,990
June 30, 2008	11,685	21,710	15,303
June 30, 2009	16,492	28,562	21,252

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NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
OF THE OIL AND GAS PROPERTIES PURCHASED BY
ENERGY XXI, INC. FROM MITENERGY UPSTREAM, LLC

NOTE 3 — SUPPLEMENTARY OIL AND GAS INFORMATION — (UNAUDITED)  – (continued)

Discounted Future Net Cash Flows

A summary of the discounted future net cash flows relating to proved crude oil and natural gas reserves is shown below. Future net cash flows are computed using year-end commodity prices and costs that relate to the Properties’ existing proved crude oil and natural gas reserves.

The discounted future net cash flows related to proved oil and gas reserves as of June 30, 2009, 2008 and 2007 are as follows (in thousands):

	June 30,
	2009	2008	2007
Future cash inflows	$1,334,975	$2,649,687	$1,232,660
Less related future
Production costs	324,243	478,212	171,172
Development costs	169,657	185,687	178,666
Future net cash flows	841,075	1,985,788	882,822
Ten percent annual discount for estimated timing of cash flows	239,101	475,356	219,333
Standardized measure of discounted future net cash flows	$601,974	$1,510,432	$663,489

Changes in Discounted Future Net Cash Flows

A summary of the changes in the discounted future net cash flows applicable to proved crude oil and natural gas reserves follows (in thousands):

	Twelve Months Ended June 30,
	2009	2008	2007
Beginning of period	$1,510,432	$663,489	$674,739
Revisions of previous estimates
Changes in prices and costs	(1,107,941)	723,269	9,441
Changes in quantities	395,628	110,991	17,524
Additions to proved reserves resulting from extensions, discoveries and improved recovery, less related costs	315	9,670	5,676
Accretion of discount	151,043	66,349	67,474
Sales, net of production costs	(90,809)	(215,794)	(92,885)
Changes in rate of production and other	(256,694)	152,458	(18,480)
Net change	(908,458)	846,943	(11,250)
End of period	$601,974	$1,510,432	$663,489

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